[ION NETWORKS INC. LOGO]                 NEWS RELEASE

                                         Contacts: Stephen B. Gray, CEO
                                                   ION Networks, Inc.
                                                   732-529-0100

FOR IMMEDIATE RELEASE                              Ken Dennard, Managing Partner
                                                   Easterly Investor Relations
                                                   713-529-6600
                                                   kdennard@easterly.com
                                                   ---------------------


                       ION NETWORKS ANNOUNCES PRELIMINARY
                  FISCAL 2001 FIRST QUARTER REVENUE ESTIMATES

JUNE 28, 2000 - PISCATAWAY, NEW JERSEY - ION Networks, Inc. (NASDAQ:IONN), THE PROACTIVE NETWORK MANAGEMENT COMPANY SM , today announced preliminary revenue estimates for the three months ending June 30, 2000.

       Estimated revenues for the first quarter of fiscal 2001 should be approximately $2.0 million, compared with revenues of $4.9 million recorded in the first quarter of last year.

       "While we are still in the process of finalizing our revenues for the first quarter, our preliminary review shows that our revenues will be significantly lower than anticipated," stated Stephen B. Gray, President and
Chief Executive Officer of ION Networks. "Contributing to the sluggish performance in the first quarter were decisions by many of our larger customers to delay purchases, a shift in the release date for our new PRIISMS Manager TM from June to an expected second quarter release, and a longer than expected ramp up period for our new sales personnel that have recently joined the Company."

       In response to market conditions and internal growth initiatives, the Company also announced today it is restructuring its worldwide sales organization, which will be led by Mr. Gray on an interim basis. "We believe we have developed a strong product platform that meets the needs of our customers," added Mr. Gray. "Our sales organization is being restructured as part of our continuing efforts to provide the highest level of customer service and to enhance the predictability of our quarterly financial performance.

       "While the past few months have presented us with significant challenges, we remain highly enthusiastic regarding the Company's ability to capitalize on the attractive opportunities created by the rapid broadband convergence of
voice,  data  and  video;  increased   environmental

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systems  monitoring;  the  significant  market roll out of optical  transmission infrastructure equipment; and the mission-critical role that secure network management and monitoring plays in the future of network infrastructure spending," concluded Mr. Gray.

       ION Networks is a leading developer and manufacturer of software and hardware-based solutions for Internet security, application performance management as well as network management and monitoring for voice, video and data communications networks. Based in Piscataway, NJ, the Company has installed systems worldwide, with six direct sales offices in the U.S., wholly owned subsidiaries in Livingston, Scotland and Antwerp, Belgium, a division in Fremont, California and distribution networks on four continents. Visit the ION Networks web site at www.ion-networks.com. We keep an EYE ON NETWORKS SM .






This press release contains information that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements. Unless otherwise required by applicable securities laws, the Company assumes no obligation to update any such forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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